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                                                                 EXHIBIT 10.7

                           INDEMNIFICATION AGREEMENT
                           -------------------------

     THIS INDEMNIFICATION AGREEMENT, dated as of December 14, 1999 (this "Agreement"), is made and entered into by and among Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), Lifef/x Networks, Inc., a Delaware corporation formerly known as Pacific Title/Mirage, Inc. ("Transferor"), and PTM Productions, Inc., a Delaware corporation ("Transferee"), with reference to the following:

     A. Pursuant to an Agreement and Plan of Merger of even date herewith by and among Transferor, Lifef/x, Inc., a Nevada corporation formerly known as FIN Sports U.S.A., Inc. ("Parent"), and a newly formed wholly-owned subsidiary of Parent ("Subsidiary"), Subsidiary will be merged with and into Transferor, with Transferor being the surviving corporation and becoming a wholly-owned subsidiary of Parent (the "Merger").

     B. Transferor currently has three active operating divisions consisting of the "Lifef/x Division", the "Optical Division", and the "Scanning and Recording Division", and a now-defunct operating division known as the "Digital Division".

     C. The Merger is being undertaken as part of a plan of reorganization of Transferor to fund and exploit the Lifef/x technology of the Lifef/x Division.

     D. Concurrently with the execution hereof, Transferor, Transferee, and Safeguard Delaware, Inc., a Delaware corporation ("SDI"), have entered into that certain Assignment and Assumption Agreement of even date herewith (the "Assignment and Assumption Agreement") pursuant to which, among other things, Transferor has agreed to transfer to Transferee (the "Spin-Off") substantially all of its assets and liabilities other than those relating primarily to its Lifef/x Division (the "Spin-Off Assets and Liabilities") and Transferee has agreed to indemnify Transferor for certain liabilities and obligations in connection therewith.

     E. Inasmuch as the Spin-Off was not consummated prior to the Merger, Safeguard is willing to indemnify Transferor for liabilities and obligations in connection with the Optical Division and the Scanning and Recording Division (including, without limitation, shortfalls in connection with the operation thereof), the Gower Lease (as hereinafter defined), the equipment leases relating to Transferor's Digital Division, and the indebtedness outstanding under the loan facilities provided to Transferor by Silicon Valley Bank ("SVB"), in accordance with the terms and conditions set forth herein. In consideration for such indemnification, Transferor is willing to grant to Safeguard a security interest in all the assets to be transferred to Transferee in connection with the Spin-Off and certain proceeds from such assets.

     F. Transferee is willing to indemnify Safeguard for any of its losses incurred in connection with its indemnification obligations to Transferor hereunder in consideration for, among other things, amounts advanced or to be advanced by Safeguard with respect to the Spin-Off Assets and Liabilities being held in trust for Transferee by Transferor.
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     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereby agree as follows:

           1.   Indemnification by Safeguard.
                ----------------------------
                (a) Indemnification. Effective as of the date of this Agreement
                    ---------------
(the "Effective Date"), Safeguard shall indemnify, defend and hold harmless Transferor and its stockholders, directors, officers, employees, agents, attorneys and representatives (collectively, the "Transferor Indemnified Parties"), from and against any and all Losses (as hereinafter defined) which may be incurred or suffered by any or all of the Transferor Indemnified Parties and which have arisen or resulted from or may arise out of or result from the Spin Off Assets and Liabilities and the operation of the Optical Division, Scanning and Recording Division and the Digital Division, including without limitation, (i) any and all amounts due and payable in the ordinary course to the lessor under that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated December 12, 1997 by and between A&G LLC and Transferor relating to that certain premises located at 1149 North Gower Street, Los Angeles, California (the "Gower Lease"), (ii) any and all amounts due and payable to the lessors under the equipment leases relating to Transferor's Optical Division, Scanning and Recording Division, and Digital Division, (iii) shortfalls in the ordinary course day to day operations of Transferor's Optical Division and Scanning and Recording Division under contracts and other arrangements entered into in the ordinary course of business of such Divisions (collectively, the "Day to Day Operations") and (iv) all indebtedness outstanding under that certain Loan and Security Agreement dated as of October 31, 1997, as amended, and the documents and instruments executed in connection therewith (collectively, the "Loan Documents") by and between Transferor and SVB. All such indemnification obligations are hereinafter collectively referred to as the "Safeguard Indemnification Obligations". As used herein, "Losses" shall mean all losses, liabilities, damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants', and expert witness' fees and expenses (including without limitation all disbursements) incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to the other provisions of this Section 1(a), all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration. Notwithstanding anything to the contrary contained herein, Safeguard shall have no obligation to indemnify the Transferor Indemnified Parties for Losses to the extent that such Losses relate to (i) assets used in Transferor's Lifef/x business, or (ii) liabilities that arose or resulted from or may arise or result from Transferor's Lifef/x business (collectively, the "Excluded Safeguard Indemnification Obligations"). Each of Transferor and Safeguard shall use its best efforts to reach mutual agreement on the amount and allocation of the Excluded Safeguard Indemnification Obligations. If such parties are unable to reach such mutual agreement, the dispute shall be submitted to binding arbitration in Los Angeles, California. Such arbitration shall be conducted by the
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American Arbitration Association, whose rules applicable to commercial disputes shall be in force.

           (b)  Notice. If any Transferor Indemnified Party receives notice of
                ------
any claim, action or proceeding with respect to which Safeguard is obligated to provide indemnification pursuant to Section 1(a), the Transferor Indemnified Party shall promptly give Safeguard written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of Safeguard for indemnification hereunder, but the failure of the Transferor Indemnified Party to give prompt notice of a claim shall not adversely affect the Transferor Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure.

           (c)  Third-Party Claims. Safeguard shall have the right to conduct
                ------------------
and control at its own cost, through its own counsel, the defense, compromise or settlement of any third-party claim, action or suit involving a Transferor Indemnified Party as to which indemnification is sought, and such Transferor Indemnified Party shall cooperate at no cost and furnish any records, information and testimony and attend any conferences, discovery proceedings, hearings, trials and appeals as Safeguard may reasonably request. The Transferor Indemnified Party shall be entitled at any time to participate in (but not direct) the defense of any such claim, action or proceeding through its own counsel and at its own expense. The Transferor Indemnified Party shall not compromise or settle any third-party claim that is subject to indemnification under this Agreement without the prior written consent of Safeguard, which shall not be unreasonably withheld or delayed.

     2.    Indemnification by Transferee.
           -----------------------------

           (a) Indemnification. Effective as of the Effective Date, Transferee
               ---------------
shall indemnify, defend and hold harmless Safeguard and its affiliates, stockholders, directors, officers, employees, agents, attorneys and representatives (collectively, the "Safeguard Indemnified Parties"), from and against any and all Losses (as hereinafter defined) which may be incurred or suffered by any or all of the Safeguard Indemnified Parties and which have arisen or resulted from or may arise out of or result from the Security Agreement (as hereinafter defined) or from the Safeguard Indemnification Obligations (collectively, the "Transferee Indemnification Obligations"). As used herein, "Losses" shall mean all losses, liabilities, damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants', and expert witness' fees and expenses (including without limitation all disbursements) incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to the other provisions of this Section 2(a), all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

           (b)  Notice. If any Safeguard Indemnified Party receives notice of
                ------
any claim, action or proceeding with respect to which Transferee is obligated to provide indemnification pursuant to Section 2(a), the Safeguard Indemnified Party shall promptly give Transferee written notice thereof, which notice shall specify in reasonable detail, if known, the

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amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of Transferee for indemnification hereunder, but the failure of the Safeguard Indemnified Party to give prompt notice of a claim shall not adversely affect the Safeguard Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure.

           (c)  Third-Party Claims. Safeguard (or Transferee, if Safeguard
                ------------------
elects not to exercise such rights) shall have the right to conduct and control at its own cost, through its own counsel, the defense, compromise or settlement of any third-party claim, action or suit involving a Safeguard Indemnified Party as to which indemnification is sought, and such Safeguard Indemnified Party shall cooperate at no cost and furnish any records, information and testimony and attend any conferences, discovery proceedings, hearings, trials and appeals as Safeguard (or Transferee, if applicable) may reasonably request; provided, however, that if Safeguard elects to conduct and control a third-party claim as set forth above, all costs and expenses incurred by Safeguard in connection with such conduct and control shall be reimbursed to Safeguard by Transferee. The Safeguard Indemnified Party shall be entitled at any time to participate in (but not direct) the defense of any such claim, action or proceeding through its own counsel and at its own expense. The Safeguard Indemnified Party shall not compromise or settle any third-party claim that is subject to indemnification under this Agreement without the prior written consent of Safeguard (or Transferee, if applicable), which shall not be unreasonably withheld or delayed.

     3.    Security Interest. As security for (a) the prompt and full
           -----------------
performance of the Transferee Indemnification Obligations, (b) the prompt repayment and full performance of any and all of Transferor's and Transferee's obligations to SDI, with respect to all loans and advances made by SDI to Transferor during the period from October 1, 1999 to the Closing Date (as defined in the Assignment and Assumption Agreement), and (c) the prompt repayment and full performance of any and all of Transferee's obligations to Safeguard or SDI evidenced by a promissory note and arising from and after the Closing Date, Transferee shall, on the Closing Date, pursuant to the terms of a security agreement substantially in the form attached hereto as Exhibit "A" (the "Security Agreement"), grant to Safeguard, as agent for itself and on behalf of SDI, a security interest in the Collateral (as defined in the Security Agreement). Transferee shall, on the Closing Date, execute and deliver to Safeguard, as agent, any and all financing statements or other documents or instruments necessary or appropriate to perfect the security interests granted to Safeguard, as agent, pursuant to the Security Agreement. Transferee hereby acknowledges that the assets transferred to Transferee in connection with the Spin-Off shall remain subject to the security interest granted pursuant to the Security Agreement.

     4.    Subordination. The liens and security interests granted to SVB under
           -------------
the Loan Documents are superior and have priority over the liens and security interests granted to Safeguard, as agent, under the Security Agreement.


     5.    Conditions Precedent. On or before the Effective Date and as a
           --------------------
condition precedent to the occurrence thereof, each of Safeguard and Transferor shall have executed and delivered all other certificates, documents, instruments and writings reasonably required to be delivered by it on or before the Effective Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

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

     6.    Further Assurances. Each of the parties hereto shall, at any time and
           ------------------
from time to time after the date hereof, upon request of the other parties, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions contemplated hereby.

     7.    Notices. All notices, requests and other communications hereunder
           -------
shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

           Safeguard:  Safeguard Scientifics, Inc.
                       800 The Safeguard Building
                       435 Devon Park Drive
                       Wayne PA 19087 Attn: Steve Rosard, Esq.
                       Facsimile: (610) 293-0601

           Transferor: Lifef/x Networks, Inc.
                       (f/k/a Pacific Title/Mirage, Inc.)
                       8 Cambridge Center
                       Cambridge, MA  02142-1401
                       Attn:  Mr. Richard Guttendorf
                       Facsimile: (617) 551-5848

                       Transferee:  PTM Productions, Inc.
                       c/o Safeguard Scientifics, Inc.
                       800 The Safeguard Building
                       435 Devon Park Drive
                       Wayne, Pennsylvania 19087-1945
                       Attn:  Steve Rosard, Esq. & Mr. Richard Guttendorf
                       Facsimile: (610) 293-0601

           All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery (or attempted delivery) to the address specified above. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

           8.    Choice of Law. This Agreement shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of California.

           9.   Third Party Beneficiaries. This Agreement is entered into for
                -------------------------
the sole protection and benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. Notwithstanding anything to the contrary contained herein, each of the Safeguard Indemnified Parties (other than Safeguard) and its heirs, successors and permitted assigns, and each of the Transferor Indemnified Parties (other than Transferor) and its heirs, successors and permitted assigns, shall be deemed to be a third-party beneficiary of this Agreement but solely with respect to Sections 1 and 2 hereof, respectively.

           10.  Waiver. The waiver or failure of either party to exercise in any
                ------
respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

           11.  Severability. If any provision of this Agreement is invalid,
                ------------
illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

           12.  Assignment. This Agreement and the covenants and agreements
                ----------
herein contained shall inure to the benefit of and shall bind the respective parties hereto and their respective successors and permitted assigns. Either party may assign its interest under this Agreement with the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

           13.  Gender. Any of the terms defined in this Agreement may, unless
                ------
the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference, and all references in this Agreement to a person or entity shall be deemed to include that person's heirs, personal representatives, administrators, successors and permitted assigns.

           14.  Entire Agreement. This Agreement is intended to embody the
                ----------------
final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

           15.  Arbitration. The sole and exclusive jurisdiction, venue and
                -----------
means for resolving any controversy or claim arising out of, relating to or concerning this Agreement (including, without limitation, the agreement to arbitrate contained in this Section 15), the compliance by any party herewith, any claim in tort, or any claim for violation of any federal, state or local statute, ordinance or regulation, shall be binding arbitration in Los Angeles County, California. The arbitration shall be conducted by the American Arbitration Association, whose rules applicable to commercial disputes shall be in force, and judgment or the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. There shall be one arbitrator to be mutually selected by the parties to the arbitration. The fees of the arbitrator,

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

administrative fees, and the other fees and costs of the arbitration, including, but not limited to, the cost of any record or transcripts of the arbitration, shall be advanced by the parties to the arbitration in equal portions, and, in addition thereto, each such party shall advance the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ARBITRABLE CONTROVERSY OR CLAIM.

           16.  Attorneys' Fees. Without limiting the enforceability of Section
                ---------------
15 above, if any action or proceeding is commenced in arbitration or otherwise by any party to enforce its rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs and other amounts advanced in accordance with Section 15 above, in addition to any other relief awarded by the arbitrator or court.

           17.  Amendments. This Agreement shall not be altered, modified or
                ----------
amended except by a written instrument signed by each of the parties hereto.

           18.  Headings. The captions and headings used in this Agreement are
                --------
for convenience only and shall not be construed as a part of this Agreement.

           19.  Counterparts. This Agreement may be executed in multiple
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              SAFEGUARD:
                              ---------


                              SAFEGUARD SCIENTIFICS, INC.,

                              a Pennsylvania corporation


                              By: /s/ Steven Rosard
                                 ________________________________________
                              Name:  Steven J. Rosard
                                   ______________________________________
                              Title: Vice President
                                    _____________________________________


                              TRANSFEROR:
                              ----------

                              LIFEF/X NETWORKS, INC.

                              (F/K/A PACIFIC TITLE/MIRAGE, INC.),

                              a Delaware corporation


                              By: /s/ Richard A. Guttendorf
                                 ________________________________________
                                    Richard A. Guttendorf
                                    Chief Financial Officer and Secretary


                              TRANSFEREE:
                              ----------

                              PTM PRODUCTIONS, INC.,

                              a Delaware corporation


                              By: /s/ Richard A. Guttendorf
                                 ________________________________________
                                    Richard A. Guttendorf
                                    President


                          [INDEMNIFICATION AGREEMENT]